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                         WALLACE COMPUTER SERVICES, INC.
                       PROFIT SHARING AND RETIREMENT FUND
                                AMENDMENT NO. 36


          This Amendatory Agreement adopted as of the 6th day of September, 1995, by Wallace Computer Services, Inc., a Delaware corporation, having its principal place of business in Hillside, Illinois (hereinafter referred to as the "Company"), and is delivered to the Trustees under the terms of the Trust Agreement dated July 30, 1952, as amended and restated, establishing the Wallace Computer Services, Inc. Profit Sharing and Retirement Fund (hereinafter referred to as the "Plan").

                               W I T N E S S E T H

          WHEREAS, Article X of the Plan permits the Company to amend the Plan subject to the terms and conditions therein specified; and

          WHEREAS, the Board of Directors of the Company, by action taken September 6, 1995, authorizes the amendment hereinafter set forth:

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Company adopts the amendment hereinafter set forth:
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     1.  The Plan is amended by adding the following new Article XIV thereto immediately after Article XIII thereof, renumbering the existing articles designated Articles XIV and XV (and each reference thereto) accordingly:


                                   ARTICLE XIV
                                   -----------
                STOCKHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK

               14.1. VOTING SHARES OF COMPANY STOCK. The Trustee shall vote, in person or by proxy, shares of common stock of the Company ("Company Stock") held by the Trustee in Fund A as instructed by Participants (and Beneficiaries) in accordance with the terms of the Trust Agreement. Each Participant (or Beneficiary) shall be entitled to give voting instructions, in the time and manner prescribed by the Trustee, with respect to the number of shares of represented by the balance allocated to his or her Accounts representing the proportional interest in Fund A of such Participant (or Beneficiary), determined as of the Valuation Date which coincides with or immediately precedes the record date of any vote.
     Written notice of any meeting of stockholders of the Company and a request for voting instructions shall be given by the Trustee, at such time and in such manner as the Trustee shall determine to each Participant (or Beneficiary) entitled to give instructions for voting shares of Company Stock at such meeting. The Company shall establish and pay for a means by which such voting instructions can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including the Company. Subject to applicable law, the Trustee shall vote those shares of Company Stock credited to the Accounts of Participants (or Beneficiaries) for which no voting directions were received, plus shares not credited to such Accounts (if any), in the same proportion on each issue as it votes those shares reflecting the balances of Accounts of Participants (or Beneficiaries) invested in Fund A for which it received voting directions.

               14.2. TENDER OFFERS. (a) RIGHTS OF PARTICIPANTS. In the event a tender offer is made generally to the stockholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including, but not limited to, offers regulated by section 14(d) of the Securities Exchange

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     Act of 1934, as amended, the Trustee shall respond to such tender offer in respect of shares of Company Stock held by the Trustee in Fund A pursuant to instructions obtained from Participants (or Beneficiaries), in accordance with the terms of the Trust Agreement. Each Participant (or Beneficiary) shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Company Stock represented by the balance allocated to his or her Accounts representing the proportional interest in the Fund A of such Participant (or Beneficiary), determined as of the Valuation Date which coincides with or immediately precedes the record date of any tender offer. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he or she can give, but a Participant (or Beneficiary) shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee in accordance with the terms of the Trust Agreement.

               (b) DUTIES OF THE COMPANY. Within a reasonable time after the commencement of a tender offer, the Company shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:

               (i) the offer to purchase as distributed by the offeror to the stockholders of the Company,

               (ii) a statement of the shares of Company Stock attributable to the proportional interest in Fund A represented by the balance allocated to his or her Accounts, and

               (iii) directions as to the means by which instructions with respect to the tender offer can be given.

               The Company shall establish and pay for a means by which instructions with respect to a tender offer can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including the Company. The Company at its election may engage an agent to receive such instructions and transmit them to the Trustee.

               For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall then treat as having been sold or exchanged from each of the individual Accounts of Participants (and Beneficiaries) who provided timely directions to the Trustee under

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     this Section that number of shares of Company Stock represented by the
     Participant's (or Beneficiary's) proportional interest in Fund A (if any) subject to such directions and the proceeds of such sale or exchange shall be allocated accordingly. Any proceeds shall be invested in Fund A.

               (c) DUTIES OF THE TRUSTEE. In accordance with the terms of the Trust Agreement, the Trustee shall follow the instructions of the Participants (and Beneficiaries) with respect to the tender offer as transmitted to the Trustee, and shall establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants (or Beneficiaries). Subject to applicable law, the Trustee shall tender a number of shares of Company Stock for which it receives no instructions, or which are not reflected in the balances allocated to the Accounts of Participants (or Beneficiaries), if any, determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Common Stock in Fund A reflected in the balances of Accounts of Participants (or Beneficiaries) for which instructions to tender are given, and the denominator of which is the total number of shares reflected in such Accounts.

               14.3. DESIGNATION OF PARTICIPANTS AND BENEFICIARIES AS NAMED FIDUCIARIES. Each Participant and Beneficiary shall be a "named fiduciary" (as defined in section 402(a) of ERISA) for purposes of directing the Trustee with respect to the voting or tendering of shares of Company stock pursuant to this Article.



     2. This Amendment shall become effective as of September 6, 1995 upon the condition that said Amendment will not adversely affect the previous ruling issued by the U.S. Treasury Department, or any ruling issued pursuant to an application pending with the U.S. Treasury Department, with respect to the status of the Wallace Computer Services, Inc. Profit Sharing and Retirement Fund. The Plan Administrator shall have all necessary and required authority and power to implement this Amendment.
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     3.   All of the terms and conditions of said Plan, as heretofore amended, except as herein specifically modified, shall remain in full force and effect.

          IN WITNESS WHEREOF, Wallace Computer Services, Inc. has caused these presents to be executed in its name by its proper officers and its duly attested Corporate Seal to be hereunto affixed pursuant to the authority granted by its Board of Directors.


                              WALLACE COMPUTER SERVICES, INC.


                              By: ______________________________

                              Title: ___________________________
ATTEST:


_________________________________
Secretary


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                         WALLACE COMPUTER SERVICES, INC.
                  PROFIT SHARING AND RETIREMENT TRUST AGREEMENT
                                 AMENDMENT NO. 6
                  ---------------------------------------------


           WHEREAS, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore entered into an agreement with certain individuals (the "Trustees") designated the "Wallace Computer Services, Inc. Profit Sharing and Retirement Trust Agreement" (the "Trust Agreement") in order to fund benefits under the Wallace Computer Services, Inc. Profit Sharing and Retirement Plan; and

          WHEREAS, the Board of Directors of the Company, by action taken September 6, 1995, authorizes the amendment hereinafter set forth;

          NOW, THEREFORE, the Trust Agreement is hereby amended to add a new Article after Article Twelve thereof to read as follows:


                ARTICLE THIRTEEN:  SPECIAL PROVISIONS RELATED TO
                      VOTING AND TENDERING OF COMPANY STOCK
                      -------------------------------------

          The following provisions of this Article shall govern the voting or tendering of common stock of the Company ("Company Stock") held in the Trust Fund:

          13.1. (1) When the issuer of the Company Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all materials to be sent to the Trustee. Based on such materials, the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Company Stock, the Company shall provide and the Trustee shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in any portion of the Trust Fund invested


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     partially or wholly in Company Stock (each such portion referred to collectively herein as "Fund A"), together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Company Stock represented by the proportional interest in Fund A represented by the balance credited to the participant's accounts. The Trustee shall certify to the Company that the materials have been mailed or otherwise sent to participants.

          (2) Each participant with an interest in Fund A shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (or abstain from voting) the number of shares of Company Stock reflecting such participant's proportional interest in Fund A, regardless of the extent to which the participant is vested in his or her accounts under the Plan. Such direction shall be given in the participant's capacity as a "named fiduciary" within the meaning of section 402(a) of ERISA. Directions from a participant to the Trustee concerning the voting of Company Stock shall be communicated in the manner prescribed by the Trustee. All such directions shall be held in confidence by the Trustee and shall not be disclosed to any person, including the Company. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock reflecting the participant's interest in Fund A as directed by the participant.

          (3) Subject to applicable law, the Trustee shall vote those shares of Company Stock credited to participants' accounts for which no voting directions were received, plus shares not credited to participants' account (if any), in the same proportion on each issue as it votes those shares reflecting participants' proportional interest in Fund A for which it received voting directions from participants.

          13.2. (1) Upon commencement of a tender offer for Company Stock, the Company shall instruct the Trustee to notify each Plan participant with an interest in Fund A of such tender offer and utilize its best efforts to timely distribute or cause to be distributed to such participants the same information that is distributed to stockholders of the issuer of Company Stock in connection with the tender offer. The


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     Company shall provide the Trustee with a copy of any materials provided to the participants and the Trustee shall certify to the Company that the materials have been mailed or otherwise sent to participants.

          (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Company Stock represented by such participant's proportional interest in Fund A, regardless of the extent to which the participant is vested in his or her accounts under the Plan. Such direction shall be given in the participant's capacity as a "named fiduciary" within the meaning of section 402(a) of ERISA. Directions from a participant to the Trustee concerning the tender of Company Stock shall be communicated in the manner prescribed by the Trustee. Such directions shall be held in confidence by the Trustee and shall not be disclosed to any person, including the Company, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Subject to applicable law, the Trustee shall tender or not tender shares of Company Stock as directed by the participant.

          (3) Subject to applicable law, the Trustee shall tender that number of shares of Company Stock credited to participants' accounts for which no instructions with respect to tendering were received, plus shares not credited to participants' accounts (if any), which is determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Company Stock reflecting participants' interests in Fund A for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination) and the denominator of which is the total number of shares of Company Stock reflected in the proportional interests in Fund A of all participants under the Plan.

          (4) A participant who has directed the Trustee to tender some or all of the shares of Company Stock represented by the participant's interest in Fund A may, at any time prior to the tender offer withdrawal deadline, direct the Trustee to withdraw some or all of the tendered shares represented by the participant's interest in Fund A and the Trustee shall withdraw the


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     directed number of shares from the tender offer prior to such withdrawal deadline. Prior to such withdrawal deadline, if any shares of Company Stock for which no instructions were received from participants, or which are not credited to participants' accounts (if any), have been tendered, the Trustee shall redetermine the number of shares of Company Stock that would be tendered under paragraph (3) of this Section, and withdraw from the tender offer the number of shares, if any, of Company Stock represented by the interests in Fund A not credited to participants' accounts to the amount so redetermined. A participant who has directed the Trustee not to tender some or all of the shares of Company Stock represented by the participant's interest in Fund A may, at any time prior to the tender offer withdrawal deadline, direct the Trustee to tender some or all of such shares, and the number of shares to be tendered by the Trustee in accordance with paragraph (3) of this Section shall be redetermined accordingly. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee prior to the tender offer withdrawal deadline. The date of the tender offer withdrawal deadline shall be determined by the Trustee.

          (5) A direction by a participant to the Trustee to tender shares of Company Stock represented by the participant's interest in Fund A shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of such interest. Rather, the Trustee shall credit to the account of each participant in respect of which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered in respect of such interest. The Trustee shall invest the proceeds in the manner prescribed by the Plan, or if the Plan is silent in this regard, in the manner prescribed by the Committee.

          13.3. For all purposes under this Article, the number of shares of Company Stock represented by a participant's proportional interest in Fund A shall be determined as of the Plan valuation date coinciding with or immediately preceding the applicable record date for voting or tendering of Company Stock, as the case may be.

          13.4. All provisions in this Article shall also apply to any securities received as a result of a conversion or distribution in respect of Company Stock.


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          13.5.  The Company, after consultation with the Trustee, shall provide and pay for all expenses associated with the delivery to the Trustee of instructions of Plan participants regarding the voting and tendering of Company Stock, and all other costs related thereto.

          13.6. Each reference in this Article to a participant's interest in the Trust Fund shall include any beneficiary's interest in the Trust Fund, as the context requires.



          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 6th day of September, 1995.

                              WALLACE COMPUTER SERVICES, INC.



                              By: ______________________________

                              Title: ___________________________

ATTEST:



___________________________________
Secretary


Consented to by the Trustee, as of September ____, 1995:



______________________________     ______________________________



                         ______________________________